UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2018

Oncobiologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02	Termination of a Material Definitive Agreement

On August 28, 2018, Oncobiologics, Inc. (the “Company”) entered into a lease termination agreement (the “Termination Agreement”) effective September 1, 2018, with Cedar Brook East Corporate Center, LP, a New Jersey limited partnership, (the “Landlord”) to terminate the lease dated August 31, 2015 for approximately 82,000 square feet of office and laboratory space located in Cranbury, New Jersey (the “Lease”). In consideration for the termination of the Lease, the Company agreed to make payments to the Landlord totaling approximately $5.8 million, which includes (i) $287,615, the unamortized balance of the broker’s fee paid by Landlord for the Lease, which was payable upon execution of the Termination Agreement, (ii) $50,000 per month for up to 30 months, commencing September 1, 2018, and (iii) a $4.0 million lease termination payment together with the 30th monthly payment and, in any event, on or before February 1, 2021. The Company and Landlord have agreed that the $174,250 security deposit will be used to pay the 7th, 8th and 9th and a portion of the 10th monthly payments. The Company may pay the $4.0 million lease termination payment at any time, whereupon the Company’s obligation to make the monthly lease payments terminates.

The Company conducted a review of its current and expected infrastructure and liquidity needs for its current strategy and, as a result, the Company determined to buyout the Lease. The buyout of the Lease is expected to reduce cash needs by approximately $1.3 million over the next two years, and approximately $5.0 million in total over the remaining life of the original Lease through February 2026.

The foregoing description of the terms of such Termination Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreement. The Company intends to file a copy of the Termination Agreement with the Company’s Annual Report on Form 10-K for the year ending September 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncobiologics, Inc.

Date: September 4, 2018	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Executive Officer and Chief Financial Officer